Exhibit 4.2

SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of March 20, 2023, among the entities listed on Schedule I hereto (the “Guaranteeing Entities” and each, a “Guaranteeing Entity”), Ritchie Bros. Holdings Inc., a Washington corporation (the “Company”), and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and notes collateral agent (in such capacity, the “Notes Collateral Agent”) under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 15, 2023, providing for the issuance of 6.750% Senior Secured Notes due 2028 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Entity shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Entity shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth therein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Entity and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.       Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.       Agreement to Guarantee. Each Guaranteeing Entity hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article 10 thereof.

3.       No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities Laws.

4.       NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.       WAIVER OF TRIAL BY JURY. THE COMPANY, EACH GUARANTEEING ENTITY AND THE TRUSTEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES AND FOR ANY COUNTERCLAIM THEREIN.

6.       Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

7.       Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.       The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Entity and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Ritchie Bros. Holdings Inc.

By:	/s/ Darren Watt
Name: Darren Watt
Title: Director

Ritchie Bros. Auctioneers (Canada) ltd.

By:	/s/ Darren Watt
Name: Darren Watt
Title: Director

Ritchie Bros. Holdings ltd.

By:	/s/ Darren Watt
Name: Darren Watt
Title: Director

Ritchie Bros. Properties Ltd.

By:	/s/ Darren Watt
Name: Darren Watt
Title: Director

Rouse services canada ltd.

By:	/s/ Darren Watt
Name: Darren Watt
Title: Director

ironplanet canada, ltd.

By:	/s/ Darren Watt
Name: Darren Watt
Title: Director

Ritchie Bros. financial services ltd.

By:	/s/ Darren Watt
Name: Darren Watt
Title: Director

Ritchie Bros. finance ltd.

By:	/s/ Darren Watt
Name: Darren Watt
Title: Director

Ritchie Bros. real estate services ltd.

By:	/s/ Darren Watt
Name: Darren Watt
Title: Director

ironplanet, Inc.

By:	/s/ Darren Watt
Name: Darren Watt
Title: Director

Ritchie Bros. auctioneers (america) inc.

By:	/s/ Darren Watt
Name: Darren Watt
Title: Director

Ritchie Bros. Properties Inc.

By:	/s/ Darren Watt
Name: Darren Watt
Title: Director

rouse appraisals llc

By:	/s/ Darren Watt
Name: Darren Watt
Title: Manager

rouse services llc

By:	/s/ Darren Watt
Name: Darren Watt
Title: Manager

assetnation, Inc.

By:	/s/ Darren Watt
Name: Darren Watt
Title: Director

ironplanet motors, llc

By:	/s/ Darren Watt
Name: Darren Watt
Title: Manager

kruse energy & equipment auctioneers, llc

By:	/s/ Darren Watt
Name: Darren Watt
Title: Manager

Rba. Holdings Inc.

By:	/s/ Darren Watt
Name: Darren Watt
Title: Director

Ritchie Bros. asset solutions Inc.

By:	/s/ Darren Watt
Name: Darren Watt
Title: Director

Ritchie Bros. financial services (america) Inc.

By:	/s/ Darren Watt
Name: Darren Watt
Title: Director

rouse analytics llc

By:	/s/ Darren Watt
Name: Darren Watt
Title: Manager

rouse sales llc

By:	/s/ Darren Watt
Name: Darren Watt
Title: Manager

salvagesale mexico holding llc

By:	/s/ Darren Watt
Name: Darren Watt
Title: Manager

smartequip, Inc.

By:	/s/ Eric Jacobs
Name: Eric Jacobs
Title: Director

ironplanet mexico, s. de r.l. de c.v.

By:	/s/ Darren Watt
Name: Darren Watt
Title: Director

Ritchie Bros. uk limited

By:	/s/ Darren Watt
Name: Darren Watt
Title: Director

Ritchie Bros. uk Holdings ltd

By:	/s/ Darren Watt
Name: Darren Watt
Title: Director

ironplanet uk limited

By:	/s/ Darren Watt
Name: Darren Watt
Title: Director

ironplanet limited

By:	/s/ Darren Watt
Name: Darren Watt
Title: Director

Ritchie Bros. Holdings b.v.

By:	/s/ Janko de Schipper
Name: Janko de Schipper
Title: Director

Ritchie Bros. properties b.v.

By:	/s/ Janko de Schipper
Name: Janko de Schipper
Title: Director

Ritchie Bros. shared services b.v.

By:	/s/ Janko de Schipper
Name: Janko de Schipper
Title: Director

Ritchie Bros. B.V.

By:	/s/ Janko de Schipper
Name: Janko de Schipper
Title: Director

Ritchie Bros. auctioneers pty ltd.

By:	/s/ Darren Watt
Name: Darren Watt
Title: Director

Ritchie Bros. properties pty ltd.

By:	/s/ Darren Watt
Name: Darren Watt
Title: Director

Ritchie Bros. properties japan K.K.

By:	/s/ Finlay Massey
Name: Finlay Massey
Title: Director

Ritchie Bros. auctioneers (japan) kabushiki kaisha

By:	/s/ Finlay Massey
Name: Finlay Massey
Title: Director

iaa Holdings, LLC

By:	/s/ Darren Watt
Name: Darren Watt
Title: Secretary

iaa Holdings, Inc.

By:	/s/ Darren Watt
Name: Darren Watt
Title: Secretary

automotive recovery services, Inc.

By:	/s/ Darren Watt
Name: Darren Watt
Title: Secretary

axle Holdings, Inc.

By:	/s/ Darren Watt
Name: Darren Watt
Title: Secretary

insurance auto auctions, Inc.

By:	/s/ Darren Watt
Name: Darren Watt
Title: Secretary

synetiq Holdings limited

By:	/s/ Thomas Rumboll
Name: Thomas Rumboll
Title: Managing Director

U.S. Bank Trust Company, National Association, as Trustee

By:	/s/ Linda A McConkey
Name: Linda A. McConkey
Title: Vice President

Schedule I

Additional Guarantors

1.	Ritchie Bros. Auctioneers (Canada) Ltd., a Canadian corporation
2.	Ritchie Bros. Holdings Ltd., a Canadian corporation
3.	Ritchie Bros. Properties Ltd., a Canadian corporation
4.	Rouse Services Canada Ltd., a Canadian corporation
5.	IronPlanet Canada Ltd., a Canadian corporation
6.	Ritchie Bros. Financial Services Ltd., a Canadian corporation
7.	Ritchie Bros. Finance Ltd., a Canadian corporation
8.	Ritchie Bros. Real Estate Services Ltd., a Canadian corporation
9.	IronPlanet, Inc., a Delaware corporation
10.	Ritchie Bros. Auctioneers (America) Inc., a Washington corporation
11.	Ritchie Bros. Properties Inc., a Washington corporation
12.	Rouse Appraisals LLC, a California limited liability company
13.	Rouse Services LLC, a California limited liability company
14.	AssetNation, Inc., a Delaware corporation
15.	IronPlanet Motors, LLC, a Delaware limited liability company
16.	Kruse Energy & Equipment Auctioneers, LLC, a Texas limited liability company
17.	RBA Holdings Inc., a Delaware corporation
18.	Ritchie Bros. Asset Solutions Inc., a Florida corporation
19.	Ritchie Bros. Financial Services (America) Inc., a Nevada corporation
20.	Rouse Analytics LLC, a California limited liability company
21.	Rouse Sales LLC, a California limited liability company
22.	SalvageSale Mexico Holding LLC, a Delaware limited liability company
23.	SmartEquip, Inc., a Delaware corporation
24.	IronPlanet Mexico, S. de R.L. de C.V., a Mexican sociedad de responsabilidad limitada de capital variable
25.	Ritchie Bros. UK Limited, a private limited company incorporated under the laws of England and Wales
26.	Ritchie Bros. UK Holdings Ltd., a company incorporated under the laws of England and Wales
27.	IronPlanet UK Limited, a private limited company incorporated under the laws of England and Wales
28.	IronPlanet Limited, an Irish private company limited by shares
29.	Ritchie Bros. Holdings B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands
30.	Ritchie Bros. Properties B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands
31.	Ritchie Bros. Shared Services B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands
32.	Ritchie Bros. B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands
33.	Ritchie Bros. Auctioneers Pty Ltd., an Australian private company

34.	Ritchie Bros. Properties Pty Ltd., an Australian private company
35.	Ritchie Bros. Properties Japan K.K., a Japanese corporation
36.	Ritchie Bros. Auctioneers (Japan) Kabushiki Kaisha, a Japanese corporation
37.	IAA Holdings, LLC, a Delaware limited liability company
38.	IAA Holdings, Inc., a Delaware corporation
39.	Automotive Recovery Services, Inc., an Indiana corporation
40.	Axle Holdings, Inc., a Delaware corporation
41.	Insurance Auto Auctions, Inc., an Illinois corporation
42.	Synetiq Holdings Limited, a private limited company incorporated under the laws of England and Wales